UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2011

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	000-51281	62-1815881
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

381 Mallory Station Road, Suite 207, Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 599-2274

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01              Entry Into a Material Definitive Agreement.

Effective on October 27, 2011, the Tennessee Department of Financial Institutions (“TDFI”) executed and issued a Written Agreement (the “Written Agreement”) to Tennessee Commerce Bank (the “Bank”), a wholly-owned subsidiary of Tennessee Commerce Bancorp, Inc. (the “Registrant”).  The Written Agreement was received by the Bank on November 1, 2011.

The Written Agreement issued by the TDFI emanates from the same joint Report of Examination with the Federal Deposit Insurance Corporation (“FDIC”) that resulted in the Consent Order issued by the FDIC on May 25, 2011 (the “FDIC Order”).  The Written Agreement with the TDFI imposes identical capital ratio targets on the Bank as required by the FDIC Order.  Specifically, the Written Agreement requires that the Bank achieve and maintain its Tier 1 Leverage Capital ratio at a level equal to or greater than 8.5% of the Bank’s Average Total Assets; its Tier 1 Risk-Based Capital ratio at a level equal to or greater than 10.0% of the Bank’s Total Risk-Weighted Assets; and its Total Risk-Based Capital ratio at a level equal to or greater than 11.5% of the Bank’s Total Risk-Weighted Assets by December 31, 2011.

In addition to the capital increase and maintenance requirements described above, the Written Agreement also requires the Bank to undertake a number of actions or otherwise comply with certain restrictions that are similar to the requirements set forth in the FDIC Order, including:

•                  The Bank’s Board of Directors (“Board”) must establish a committee comprised of at least a majority of non-employee directors charged with the responsibility of ensuring the Bank’s compliance with the Written Agreement.

•                  The Bank is restricted from extending or renewing any additional credit to or for the benefit of any borrower whose existing credit was classified Loss, in whole or in part, in the August 2010 Report of Examination or a future examination of the Bank, and remains uncollected.

•                  The Bank is restricted from extending or renewing any additional credit to or for the benefit of any borrower whose extension of credit is classified Doubtful and/or Substandard in the August 2010 Report of Examination or a future examination of the Bank, unless the Bank’s Board gives prior approval for the transaction and has signed a detailed written statement containing required information including the reasons for the extension of credit or renewal, and a certification that the extension of credit is necessary to protect the Bank’s interest in the ultimate collection of the credit already granted, or that the extension of credit is in full compliance with the Bank’s loan policy, is adequately secured and meets other certification requirements.

•                  To the extent it has not already done so, the Bank is directed to eliminate from its books, by charge-off or collection, all assets or portions of assets classified Loss by the FDIC or TDFI as a result of their examination of the Bank as of August 2, 2010, or a future examination of the Bank.

•                  Within certain timeframes prescribed in the Written Agreement, the Bank must submit to the TDFI Commissioner a number of written plans, including: (i) a plan to reduce the remaining assets classified Doubtful and Substandard as of August 2, 2010, and subsequent examinations, with certain additional information to be provided for assets with a balance of $2 million or greater; (ii) a plan for the reduction and collection of delinquent loans; (iii) a written profit plan and a comprehensive budget for all categories of income and expense for the remainder of 2011, and a written profit plan, including projections for major categories of income and expense for calendar years 2012 and 2013; a written profit plan and budget shall be prepared and approved by the Board on an annual basis while the Written Agreement is in effect; (iv) a plan for achieving the capital ratio targets imposed on the Bank within the prescribed timeframe; and (v) a plan addressing liquidity, the Bank’s relationship of volatile liabilities to temporary investments, and asset/liability management.

•                  Within 60 days after the effective date of the Written Agreement, the Bank is required to conduct a review of the remaining Other Real Estate portfolio including loans in process of foreclosure.

•                  Within 60 days after the effective date of the Written Agreement, the Bank is directed to conduct a review of repossessed assets including loans secured by transportation equipment, which are in excess of 300 days past due, and submit a copy of the analysis to the TDFI for review.

•                  Within 60 days after the effective date of the Written Agreement, the Bank is required to modify its Loan Policy to address certain concerns raised in the August 2010 Report of Examination pertaining to credit administration and underwriting.

•                  Within 60 days after the effective date of the Written Agreement, the Bank must correct or address all deficiencies in certain loans listed in the Report of Examination as of August 2, 2010.  If such deficiencies are not correctable, the Bank is required to address policies and procedures to prevent future exceptions.

•                  Within 60 days after the effective date of the Written Agreement, the Bank is required to contract with an independent third party to conduct a review of the loan portfolio and assess the adequacy of reserves held for the risk within the portfolio.  The Bank shall make recommended provisions to its ALLL if necessary as a result of the review.  Prior to the end of each calendar quarter, the Bank’s Board is required to review the adequacy of the Bank’s ALLL.

•                  While the Written Agreement is effective, the Bank is restricted from declaring or paying any cash dividend to its corporate parent without the prior written consent of the TDFI Commissioner.

•                  Within 30 days after the effective date of the Written Agreement, the Bank is required to retain a bank consultant acceptable to the TDFI Commissioner, to develop a written analysis and assessment of the Bank’s management and staffing needs.

•                  While the Written Agreement is effective, the Bank is restricted from entering into any new line of business without the prior written consent of the TDFI Commissioner.

•                  Within 30 days after the effective date of the Written Agreement, the Bank is directed to eliminate and/or correct the deficiencies or issues noted in the August 2010 Report of Examination and implement procedures to ensure future compliance with all applicable laws and regulations.

•                  The Bank must furnish periodic written progress reports to the TDFI Commissioner detailing the form and manner of any actions taken to secure compliance with the Written Agreement and the results thereof.

This list of requirements is qualified in its entirety by the terms of the Written Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  As the Written Agreement contains requirements similar to the FDIC Order, the Bank may have already complied with the some of the aforementioned requirements, subject to confirmation by the TDFI under the Written Agreement.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit
10.1	Written Agreement Issued by the Tennessee Department of Financial Institutions on October 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.
(Registrant)

Date: November 2, 2011
	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer